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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Pilgrim's Pride Corporation Employee Stock Investment Plan of our report dated November 4, 2003, with respect to the consolidated financial statements and schedule of Pilgrim's Pride Corporation included in its Annual Report (Form 10-K) for the year ended September 27, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Dallas, Texas January 13, 2004

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS